Exhibit 10.1

ASSET PURCHASE AGREEMENT Tms ASSET PURCHASE AGREEME T (this " Agreement " ) , dated as of June 13 , 2019 is made and entered into by and between Troy Mining Corporation , (here in after TROY) ( " Seller " ) , a Nevada corporation with principal offices at 13400 Riverside Drive , Suite 205 Sherman Oaks , CA 91423 and Star Alliance International, Corp . , (here in after STAL) a Nevada corporation with principal offices at 5763 Corsa Avenu e , Suite 218 , Westlake Village , CA 91362 (the " Purchaser " ) . As used herein , the term ' Parties ' shall be used to identify the Seller and the Purchaser jointly . WHEREAS: A. Seller owns certain assets as listed and described in Exhibit A attached hereto (the " Purchased Assets ") that it desires to sell and transfer to Purchaser in exchange for the cash and Purchaser ' s issuance of certain registered shares of Star Alliance International , Inc . Preferred " B " Stock (the ' Preferred B Shares " ) as more particularly set forth below . B. The Seller warrants and represents that it owns and will own at the closing (as defined herein) all of the Purchased Assets free of any accrued or contingent mortgages , deed of trust , security interests , claims , and equitable charges that may be asserted by any third party and that it will convey full and unencumbered title to the Purchased Assets to the Purchaser at Closing . C. The Seller warrants and represents that it is experienced and sophisticated in business financial investment and tax matters with sufficient skill and knowledge to undertake the transactions contemplated and described in this Agreement and evaluate the risks and merits of acquiring the Star Alliance International , Inc . preferred " B " shares and cash . D. The Seller warrants and represents that it has received prior to this Agreement , such disclosures regarding the Purchaser , 1 . STAL ' s posted financial statements with OTC , 2 . STAL ' s list of corporate Officers and Directors as posted with OTC 3 . STAL ' s corporate status as a shell corporation . 4 . STAL ' s is a corporation in good standing in the state of Nevada , and such other disclosures that has allowed it to make an informed investment decision and that it has also had a sufficient opportunity to ask questions of the Purchaser ' s management and to receive answers from the Purchaser ' s management regarding all such matters. , E . The Seller warrants and represents that this Agreement and the transactions contemplated hereby have been duly approved by the Seller ' s Board of Directors. Now, T HEREFORE , in cons i deration of the foregoing and the mutual representations , warranties and covenants contained herein , the parties agree as follows: ARTICLE 1 - PURCHASE AND SALE OF ASSETS 1 . 1 Purchase and Sale . Upon the terms and subject to the conditions of this Agreement , at the Closing (as defined in Article 2 ) , Purchaser shall purchase from Seller , and Seller shall sell and transfer to Purchaser all of Seller ' s right , title , and interest in the Purchase Assets (the " Purchased Assets " ) . The Purchased Assets consist of all the items listed and shown on Exhibit A attached hereto together with the following : All equipment stated in Exhibit " A ' , in as - is condition all intellectual property rights , whether owned or leased , including , without limitation trade secrets , confidential information and proprietary know - how owned in connection with the Asset ; (all of the intellectual property rights to be acquired shall be collectively referred to as the "Intellectual Property " ) ; and Purchaser reserves the right to exclude any of the above described assets from the Purchased Assets . All of the Purchased Assets shall be transferred to Purchaser free and clear of all liens , security 1 interests and encumbrances. 2. Assumed Liabilities : Limitation on Assumption . In connection with the purchase and sale of the Purchased Assets pursuant to Section 1 . 1 and except for those liabilities as shown on Exhibit A Purchaser shall assume no liabilities and obligations of the Seller . ARTICLE 2 - CONSIDERATION Purchase Price. In consideration for the transfer of the Purchased Assets , at the Closing Purchaser shall (a ) pay and deliver to Seller (or Seller ' s assignee) the following : a. duly issued stock certificate registered in the name of the Seller and bearing a restricted securities legend and representing the sum of one million nine hundred thousand ( 1 900 , 000 ) shares of the Purchaser ' s (Star Alliance International Inc . preferred " B " Stock (defined as the "Preferred "B " ) . Seller shall register Purchaser ' s shares within 60 days with the Security Exchange Commission . Seller further warrants that the shares shall be deemed free trading by the Security Exchange Commission within 120 days of the closing . b. A promissory note in the amount of $ 500 000 with the principal sum due and payable as stated below . i. see attached " Exhibit E" for schedule of payments Closing. The closing of the purchase and sale of the Purchased Assets pursuant to Section 1.1 (the ' Closing " ) shall be held at the offices of the Purchaser in West Lake Village , California no later than 11 : 00 a.m. (local time) on June 20 , 2019 (the " Closing Date " ) , or at such other place and time as Purchaser and Seller may mutually agree in writing . Deliveries at Closing . At the Closing , the Parties shall make the deliveries described below: Seller shall deliver , or cause to be delivered , to Purchaser a Bill of Sale and Assignment in the form of Exhibit C hereto properly executed by Seller . Seller shall also make available for purchaser to take into its possession , all maps topo model , and all related documents . Purchaser shall deliver to Seller the following : 1 . the stock certificate representing all of the Star Alliance International Inc . preferred "B " Shares and registered in the name of the Seller (or its assignees) ; along with a copy of a current shareholder list from the transfer agent showing the issues of the preferred " B " shares and all other listed shares holders . 11 . a duly executed Action of the Board of Directors of the Purchaser , adopting and approving the terms of this Asset Purchase Agreement and authorizing and instructing the officers o f the Purchaser to deliver a fully executed copy of this Asset Purchase Agreement to the Seller as set forth in Exbibit D . iii. first payment of $50 , 000 . (see attached exhibit E , promissory note) 1v. such other instruments and documents properly executed by the Seller as are reasonably necessary , in the opinion of Purchaser , to effect the transactions described herein . ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Purchaser as follows: Authorization of Transaction . Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder . This Agreement constitutes the valid and legally binding obligation of Seller , enforceable in accordance with its terms and conditions . 2

Broker ' s Fees . Neither Seller nor the Purchaser has any liability or obligation to pay any fees or commissions to any broker , finder , or agent with respect to the transactions contemplated by this Agreement . Consents and Aru>rovals . The execution , delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of , or filing with or notice to , any governmental or regulatory body , agency or official. Neither the execution , delivery and performance by Seller of this Agreement , nor the consummation of the transactions contemplated hereby will (with or without notice or lapse of time) (a) violate conflict with , or result in a breach of any judgment , order , writ , injunction decree or award of any court , governmental or regulatory body or (b) result in a default (or give rise to any right of termination , cancellation or acceleration) under any of the terms conditions or provisions of any note , bond , mortgage , indenture license franchise , permit , lease agreement or other instrument or obligation to which Seller is a party , or by which the Business or any of the Purchased Assets may be bound. Litigation . To the best knowledge of Seller , there are no actions , suits , or proceeding s pending or , to Seller ' s best knowledge , threatened against Seller or that otherwise relate to the Business or the Purchased Assets before any court , arbitrator or administrative , governmental or regulatory authority or body and to Seller ' s knowledge , no event has occurred or circumstance exists that may give rise to or serve as the basis for the commencement of any such action , suit or proceeding . Seller is not subject to any order , judgmen t, writ , injunction or decree that relates to the Business or the Purchased A ssets . Personal Property . Seller at Closing will have good and marketable title to the Purchased Assets free and clear of all liens and encumbrances and all iterns of equipment , if any constituting a part of the Purchased Assets are accepted as is . T axes . Seller warrants , that all tax reports and returns required to be filed relating to the Assets pursuant to any law , rule or regulation have been filed in a timely manner (taking into account all extensions of due dates) , and all Taxes shown as due thereon have been paid or accrued and reflected on the fmancial statements of the Business . No deficiencies for any Taxes have been asserted in writing against Seller which remain unpaid . Intellectual Property . Except as shown on Exhibit A attached to this Agreement , to the best knowledge of Seller , Seller has no pa ents , patent rights , licenses , trademarks , trademark rights , trade names , trade name rights service marks , service mark rights , copyrights , web sites or Internet locations or similar rights nor require any such rights in connection with the conduct of the Assets as presently conducted . Compliance. Seller , warrants that it has maintained the Purchased Assets in compliance with, and not in violation of , applicable laws , rules , regulations and orders of federal , state and local governments and regulatory bodies (the " Applicable Laws " ). Seller has not received any notice of any alleged violation of any Applicable Laws and Seller has all licenses , permits and consents required to be obtained from federal state county or municipal authorities with respect to the ownership of the Purchased Assets. The Seller is not aware of any actions that the Assets may have caused which could reasonably cause or result in any claims of any violation of any federal , state or local environmental laws in connection with the use or operation of the Purchased Assets. Investment Representation . • Seller represents that it is sophisticated and experienced in investment : financial , and securitie s matters and that it has had a sufficient opportunity to conduct a due diligence investigation into the corporate affairs of the Purchaser . Seller acknowledges that the offering and sale of the Star Alliance International , Inc . preferred " B " Shares are intended to be exempt from registration under the Securities Act by virtue of Section 4 (2) of the Securities Act of 1933 , as amended , and that Purchaser ' s reliance on such exemption is predicated on Seller ' s representations set forth herein . 3

• Seller fully understands and agrees that it must bear the economic risk of its investment for a period of 120 days because , among other reasons the Star Alliance International , Inc . preferred " B ' Shares have not been registered under the Securities Act of 1933 , as amended or under the securities laws of any states and therefore , cannot be resold ple dged , assigned or otherwise disposed of unless the transaction is or the Star Alliance International Inc . preferred' B " Shares are subsequently registered under the Securities Act of 1933 , as amended and under applicable securities laws of relevant states or an exemption from such registration is available . Seller understands that Purchaser has 60 days in which to file a registration statement of the Star Alliance International Inc . preferred ' B " Shares and has 120 days from filing to have them registered with the Security and Exchange Commission . • Seller has such knowledge and experience in financial and business matters such that Seller is capable of evaluating the merits and risks of Seller ' s investment in the Star Alliance International Inc . preferred " B " Shares and is able to bear such risks and has obtained , in Seller ' s judgment sufficient information from Purchaser or its authorized representatives to evaluate the merits and risks of such investment . Seller has evaluated the risks of investing in the Star Alliance International Inc . preferred " B" Shares and has determined that the Star Alliance International , Inc . preferred "B " Shares are a suitable investment for Seller . Seller can afford a complete loss of the investment in the Stock, and can afford to hold the investment in the Star Alliance Inte rnational , Inc . preferred " B ' Shares for 20 days from closing . • Seller is acquiring the Star Alliance International Inc . preferred "B" Shares subscribed for herein for its own account and for distribution to its existing shareholders as investment purposes . • Seller understands and acknowledges that the Star Alliance International , Inc . preferred " B ' Shares delivered pursuant to the terms of this Agreement shall bear the following legend : "The Shares represented by this certificate have not been registered under the Securities Act of 1933 , as amended (the "Act"), or any state securities laws and neither such Shares nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred absent registration under the Act or the availability of an exemption therefrom . " Further Seller understands and acknowledges that an appropriate stop - transfer order shall be noted on the records of Purchaser ' s transfer agent with respect to the Star Alliance International Inc . preferred "B " Shares issued pursuant to this Agreement , which stop - transfer order shall remain in effect with respect to the Star Alliance International , Inc . preferred " B " Shares so long as the Star Alliance International Inc . preferred ' ' B " Shares are subject to the legending requirements set forth above . Disclosure . No representation or warranty or other statement made by Seller in this Agreement or in any certificates delivered in accordance with this Agreement or otherwise in connection with the transactions contemplated by this Agreement contains any untrue statement or omits to stating material fact necessary to make any of them , in the light of the circumstances in which it was made not mislea ding . ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to Seller that , as of the date of this Agreement: Organization and Qualification . Purchaser (a) is a U . S . Reporting corporation duly organized validly existing and in good standing under the laws of the State of Nevada ; and (b) has the requisite corporate power to carry on its business as now being conducted to own or use the properties and assets that it purports to own or use and to perform all of its obligations under this Agreement . Corporate Authorization . The execution , delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby are within the corporate powers of Purchaser and have been duly authorized by all necessary corporate action . This Agreement constitutes a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms. 4

Consents and Approvals . The execution , delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of or filing with or notice to any governmental or regulatory body , agency or official . Neither the execution delivery and performance by Purchaser of this Agreement , nor the consummation by Purchaser of the transactions contemplated hereby , will (with or without notice or lapse of time) (a) violate , conflict with or result in a breach of , any provision of the charters or bylaws of Purchaser or any resolution adopted by the board of directors or shareholders of Purchaser or any judgment , order , writ , injunction , decree or award of any court , governmental or regulatory body applicable to Purchaser or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms , conditions or provisions of any note bond , mortgage , indenture , license , franchise , permit, lease , agreement or other instrument or obligation to which Purchaser is a party , or by which its properties may be bound . Preferred ' B " Shares . The Preferred " B " Shares , as and when issued to Seller at Closing , will confer all of the rights and privileges set forth in the Purchaser ' s Articles of Incorporation and By - Laws and designation of rights attached hereto and the same shall be deemed to be fully paid - for , validly issued , and non assessable shares of the Purchaser ' s capital stock with all rights granted to stockholders in accordance with the Nevada General Corporation Law . Purchaser agrees to file within 60 days a registration statement with the SEC covering all 1 900 , 000 Star Alliance International , Inc . preferred " B " Shares and Purchaser has 120 days from filing the registration statement to have all 1 , 900 , 000 Star Alliance Internation al , preferred " B ' shares registered with the Security and Exchange Commission . Absence of Liabilities . To the best knowledge of Purchaser , and except for those liabilities listed on Purchaser ' s most recent Periodic Filing , there are no liabilities debts , obligations , commitments liens charges , claims whether accrued or contingent , to which the Purchaser is or may become liable or serve as the basis for the commencement of any action , suit or proceeding against Purchaser . Purchaser is not subject to any order , judgment , writ injunction or decree . ARTrCLE 5 - COVENANTS Access . From the date of this Agreement to the earlier of (a) the Closing Date or (b) the termination of this Agreement pursuant to Article 7 below Seller shall afford the officers , directors , employees , contractors consultants , agents anq other authori z ed representatives of Purchaser (collectively " Purchaser Agents " ) reasonable access at reasonable times to the Purchased Assets . Public Announcements . Seller and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to obtaining the written approval of the other party , except as may be required by law . Best Efforts . Each of Seller and Purchaser agrees to use its best efforts to fulfill the conditions set forth in Article 6 to the other party ' s obligation to close the transactions contemplated by this Agreement . ARTICLE 6 - CONDITIONS TO CLOSING Conditions to Obligation of Purchaser . The obligation of Purchaser to close the transactions con t emplated hereby shall be subject to the satisfaction or written waiver (by Purchaser) , prior to or at the Closing , of the following conditions : a . Representations and Covenants . The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though made on and as of the date of Closing . Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the date of Closing ; and 5

b . Transfer of Purchased Assets to Purchaser . Seller shall transfer and deliver the Purchased Assets to the Purchaser on or before Closing and in accordance with the written instructions of the Purchaser . Purchaser shall not make any encumbrances against any of the properties and/or assets until the promissory note is paid in full . Purchaser shall not allow any work to commence on the Assets unless the proper insurance coverage is in place . Purchaser to provide Seller with copy of insurance coverage . Conditions to Obligation of Seller . The obligation of Seller to close the transactions contemplated hereby shall be subject to the satisfaction or written waiver (by Seller), prior to or at the Closing, of the following conditions : a Representations and Covenants . The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the date of Closing with the same force and effect as though made on and as of the date of Closing . Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the date of Closing ; b. Actions of Purchaser. Purchaser shall cause all actions to be taken as listed in Article 4 hereof. ARTICLE 7 - TERMINATION Termination. This Agreement may be terminated at any time pri<;>r to the Closing: By mutual written consent of Purchaser and Seller. By Seller: if the Closing shall not have occurred on or before June 20 , 2019 , other than as a result of a material breach by Seller of its representations, warranties or other obligations hereunder ; or if , prior to the Closing Date , Purchaser fails to perform in any material respect any of its obligations under this Agreement or Purchaser has breached any material representation or warranty, and such failure or breach has not been cured within five (5) days after receipt of notice of such failure or breach from Seller . r By Purchaser: if the Closing shall not have occurred on or before June 20 , 2019 , other than as a result of a material breach by Purchaser of its representations, warranties or other obligations hereunder ; or if, prior to the Closing Date, Seller fails to perform in any material respect any of its obligations under this Agreement or Seller has breached any material representation or warranty , and such failure or breach has not been cured within five (5) days after receipt of notice of such failure or breach from Purchaser . Effect of Termination . In the event of termination of this Agreement by Purchaser or Seller as provided in this Article 7 , all obligations of the parties under this Agreement shall terminate without liability of any party to any other party , exc pt for a party's liability for breach of this Agreement . ARTICLE 8 - INDEMNIFICATION Indemnification . By Seller . Seller shall indemnify , defend and hold harmless Purchaser and its directors, officers , employees and shareholders, from , against and in respect of any and all claims, suits , actions , proceedings , damages , costs , liabilities , losses, judgments , penalties , fines , expenses or other costs , 6 j/t, -

based upon such representations warranties , covenants or obligations . Non - Exclusive Remedy . The indemnification provisions in this Art i cle 8 are in addition to any and all other remedies of the parties hereto available under applicable law with respect to the breach of any represen tation , warranty , covenant or agreement of the other party hereto . ARTICLE 9 - GENERAL PROVISIONS Material Adverse Effect . For purposes of this Agreement , a " Material Adverse Effect " shall mean : (1) with respect to the Purchased Assets , a material adverse effect on the Purchased Assets , the operations or financial condition of the assets or on Seller ' s ability to consummate the transactions contemplated by this Agreement ; and (2) with respect to the Purchaser the financial condition of the Purchaser , Purchaser ' s ability to consummate the transactions contemplated by this Agreement ; and the existence of any accrued or contingent liabilities not disclosed to the Seller in this Agreement . Seller ' s Knowledge . Where a representation or warranty is stated to be based on or to the knowledge of the Seller , such phrase or words of similar import shall refer solely to the actual knowledge, after due inquiry , of Harry Hibler and Preston Tyree , Sellers Managing Director , as of the date of this Agreement . Headings . The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement Severability . If any provision of this Agreement , or the apptication thereof to any person , place or circumstance , shall be held by a court of competent jurisdiction to be illeg al , inva lid , unenforceable or void , then such provision shall be enforced to the extent that it is not illegal , invalid , unenforceable or void , and the remainder of this Agreement , as well as such provision as applied to other persons , places or circumstances shall remain in full force and effect . Waiver . With regard to any power , remedy or right provided in this Agreement or otherwise available to any party , (a) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party , (b) no alteration modification or impairment shall be implied by reason of any previous waiver extension of time delay or omission in exercise or other indulgence , and (c) waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself . Further Assurances . From time to time after the Closing each party hereto will execute and deliver to the other party such instruments of sale , transfe r , conveyance , assignment and delivery as may be reasonably requested by the other party in order to cause Purchaser to be vested in all right title and interest of Seller in and to the Purchased Assets and otherwise in order to carry out the purpose and intent of this Agreement . Notices . All notices , demands , or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be deemed to have duly given or delivered (a) when delivered personally , (b) mailed by certified or registered mail , return receipt requested and postage prepaid , (c) sent by telephone facsimile transmission , or (d) sent via a nationally recognized overnight courier to the recipient . Such notices demands and other communications will be sent to the addresses listed on the first page of this Agreement or to such other address as any party may specify by notice given to the other party in accordance with this Section . Governing Law . This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California . Entire Agreement . This Agreement (including the attached exhibits and schedules) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior or contemporaneous agreement or understanding , whether written or oral , among the parties or between 8

r 9 any of them with respect to the subject matter of this Agreement . There are no representations , warranties , covenants, promises or undertakings, other than those expressly set forth or referred to herein . Amendment . This Agreement may be amended or modified onJy by a written agreement duly executed by Seller and Purchaser . Assignability . Neither this Agreement nor any of the rights or obligations under this Agreement of any party hereto may be transferred , conveyed , alienated, assigned or delegated without the other party's prior written consent, which consent may be withheld in the other party's sole and absolute discretion . Binding Effect . This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and, if applicable, permitted assigns . Third - Party Beneficiaries . Each party intends that this Agreement shall not benefit or create any right or cause of action in any person other than the parties or as specifically expressed in this Agreement . Counterparts . This Agreement may be executed in one or more counterparts , each of which shall constitute an original but when taken together shall constitute but one instrument . Expenses ; Brokerage Fee . Each party to this Agreement shall bear all of its own expenses in connection with the execution , delivery and performance of this Agreement and the transactions contemplated hereby , including , without limitation , all fees and expenses of its agents, representatives, counsel and accountants . (the remainder of this page left blank intentionally)

IN WITNESS W HEREOF , the parties have caused this Agreement to be duly executed on the date first written above . 10 PURCHASER: STAR ALLIANCE INTERNATIONAL, C ORP . BY: NAME: BY: SELLER: 11./l'r.. rn.,"" CORPORATION NAME: PRESTON TYREE TITLE : CFO TITLE: PRESIDENT DATE: June 17 2019 D AT E : June 17 2019 Bv: NAME: TITLE: DATE: SECRETARY June 17 2019 [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT] LIST OF ATTACHMENTS EXHIBIT A , List of Purchased Assets (equipment) , List of Purchased Claims , Engineering and Geology Reports , Behre Dolbear Report, Assay Reports by Twining Labs , Assay Reports by Abbot A. Hanks , Power Point Presentation EXHIBIT B , Action of the Board of Directors of the Seller , EXIIlBIT C , Bill of Sale EXHIBIT D , Action of the Board of Directors of the Purchaser , EXHIBIT E , Note, Schedule of payments EXHIBIT F , List of On - Site quipment as is known to Seller

r 11 EXHIBIT A TO THE ASSET PURCHASE AGREEMENT EXIIlBIT A, List of Pmchased Assets (equipment), List of Purchased Claims, Engineering and Geology Reports, Behre Dolbear Report, Assay Reports by Twining Labs , Assay Reports by Abbot A. Hanks, Power Point Presentation

TROY MINING CLAIMS

EXHIBIT A

TROY 001-2064376

TROY 002-2064377

TROY 003-2064378

TROY 004-2064379

TROY 005-2064380

TROY 006-2064381

TROY 007-2064382

TROY 008-2064383

TROY 009-2064384

TROY 010-2064385

TROY 011-2064386

TROY 012-2064387

TROY 013-2064388

TROY 014-2064389

TROY 015-2064390

TROY 016-2064391

TROY 017-2064392

TROY 019-2064393

TROY 020-2064394

TROY 021-2064395

TROY 048-2064396

TROY 049-2064397

TROY 050-2064398

TROY 051-2064399

TROY 052-2064400

TROY 053-2064401

TROY 054-2064402

TROY 055-2064403

TROY 060-2064404

TROY 061-2064405

TROY 062-2064406

TROY 063-2064407

TROY 064-2064408

TROY 065-2064409

TROY 066-2064410

TROY 067-2064411

TROY 068-2064412

TROY 069-2064413

TROY 070-2064414

TROY 071-2064415

TROY 080-2064416

TROY 081-2064417

TROY 082-2064418

TROY 083-2064419

TROY 086-2064422

TROY 087-2064423

TROY 089-2064424

TROY 091-2064425

TROY 093-2064426

TROY 095-2064427

TROY 097-2064428

TROY 098-2064429

TROY 100-2064431

TROY 101-2064432

TROY 102-2064433

TROY 103-2064434

TROY 104-2064435

TROY 105-2064436

TROY 106-2064437

TROY 107-2064438

TROY 108-2064439

TROY 109-2064440

TROY 110-2064441

TROY 111-2064442

TROY 112-2064443

TROY 113-2064444

TROY 114-2064445

TROY 115-2064446

TROY 116-2064447

TROY 117-2064448

TROY 118-2064449

TROY 121-2064450

TROY 122-2064451

TROY 123-2064452

TROY 124-2064453

EXHIBITB TO THE ASSET PURCHASE AGREEMENT EXHIBIT B , Action of the Board of Directors of the Seller, (SEE FOLLOWING 4 PAGES) 12

EXHIBITC TO THE ASSET PURCHASE AGREEMENT EXIIlBIT C , Bill of Sale (SEE FOLLOWING PAGE) 17

BILL OF SALE ISSUED BY: Troy Mining Corporation 13400 Riverside Drive, Suite 205 Sherman Oaks, CA 91423 TO: Star Alliance International, Corp. 5743 Corsa Avenue, Suite 218 Westlake Village, CA 91362 June 25, 2019 In full and final settlement for all assets as more fully described within the attached Purchase Agreement, to include all Purchased Mining Claims, Purchased Equipment, Engineering and Geological Reports, Behre Dolbair Report, Reports by Twining Labs, Assay reports by Abbot A . Hanks and any Power Point Presentations . All items are declared to be free of any Liens and/or Encumbrances. Payment for the above is as follows: 18 A Total Cash sum of: $500,000 'B' stock shares of Star Alliance International Corp.: 1,900,000 This Bill of Sale shall be considered complete and valid upon receipt of the total amount of funds and stock shares by Troy Mining Corporation. FOR TROY MINING CORPORATION BY: ----------------- Preston Tyree ITS: President Date

EXHIBITD TO THE ASSET PURCHASE AGREEMENT EXHIBIT D, Action of the Board of Directors of the Purchaser, (SEE FOLLOWING PAGE) 19

MEETING OF THE BOARD OF DIRECTORS OP STAR ALLIANCE INTERNATIONAL CORP. HELD ON JUNE 17, 2019 VIA CONFERENCE CALL A meeting of the Board of Directors of the company , a Nevada Corporation , (the " company "), was held on June 17 , 2019 at 11 . 30 am . The following persons , constituting a quorum of the directors of the Company were present on th e conference call : Richard Carey , John Baird , Alexei Tchemov , Anthony L . Anish and Themis Glatman ; and , Mr . Richard Carey acted as the Chairman of the meeting and Anthony Anish acted as the secretary of the meeting The undersigned being directors of Star Alliance International Corp . ( " STAR " ) , a Nevada Corporation acting in pursuant to the authority of Section 78 . 315 (2) of the Nevada Revised Statutes and By - Laws of this corporation, do hereby consent to , approve and adopt the following preamble and resolutions as listed below : The chairman called the meeting to order and announced that a quorum was present for the transaction of business and that the meeting was duly called , all directors either having received prior notice , or waived prior notice , and were attending the meeting without protest . 1. The meetings of the prior meeting were read and approved . Now, THEREFORE,IT Is UNANIMOUSLY RE SOLVED : That the Minutes are hereby app roved . 2. The agreement for the purchase of the assets of Troy Mining Corporation had been presented to the Board for review . After discussion it was agreed that John Baird should sign the agreement on behalf of Star . Now, THEREFORE, IT Is UNANIMOUSLY RESOLVED : That John Baird was approved by the Board to sign the agreement attached hereto with Troy Mining Corp . There being no further business to come before the meeting , upon motion duly made and seconded and unanimously approved , the meeting was adjourned at 12 . 30 pm . IN WITNESS W HEREOF , the undersigned members of the Board of the Corporation have executed this unanimous consent as of June 17 , 2019 20 5743 CORSA A vtNUE. Sum 211.1 Wl!ST UICI VflUGt. CA 91362 TlL 81& - 00 - DJ:'

r 21 EXBIBITE TO THE ASSET PURCHASE AGREEMENT EXHIBIT E , Note, Schedule of payments

1 PROMISSORY NOTE By And Between TROY MINING CORPORATION and STAR ALLIANCE INTERNATIONAL, CORP. $500,000 USD Sherman Oaks, CA June 11, 2019 22 FOR VALUE RECEIVED , the undersigned promises to pay Troy Mining Corporation (TMC) and/or Assigns , the sum of Five Hundred Thousand Dollars ( $ 500 , 000 . 00 USD) as follows . Fifty Thousand ( $ 50 , 000 ) shall be due upon signing of Agreement , Fifty Thousand ( $ 50 , 000 ) within sixty (60) days of signing of Agreement and Twenty Five Thousand ( $ 25 000 ) every other month with the entire amount being due and payable no later than March 31 , 2020 . In the event Star Alliance International , Corp . (STAL) chooses to make the second payment a Jump sum of Four Hundred Thousand ( $ 400 , 000 ) TMC agrees to accept this amount , a total of Four Hundred Fifty Thousand Dollars ( $ 450 , 000 ) , as the total purchase price . In addition to the cash purchase monies noted above , STAL shall issue to TMC, a total of One million Nine hundred thousand ( 1 , 900 , 000 ) shares of its ' B ' Stock as is noted in paragraph (a) located on page 2 under the heading of CONSIDERATION . In the event STAL shall be unable to pay TMC the entire amount of this Note and falJ into default all assets included within this Agreement shall be forfeited back to TMC and all funds received by TMC shall not be refundable . Purchaser shall not make any encumbrances against any of the properties and/or assets until the promissory note is paid in full . FOR: STAR ALLIANCE INTERNATIONAL, CORP. Bv: BY: NAME: NAME: TITLE: CFO TITLE: PRESIDENT DATE: June 17 , 2019 DATE: June 17, 2019

EXHIBITF TO THE ASSET PURCHASE AGREEMENT EXHIBIT F List of On - Site Equipment as is known to Seller MILL SITE ORIGINAL EQUIPMENT LIST* 23 Qty Description Unit Cost Total Cost 30" X 42" Jaw & 4' Cone Babbitless Mobile Crushing Plant $400,000 $40 0 , 000 1 Hercules Impact Mill (15 thp) 5 0 , 000 5 0 , 000 I Krebbs Cyclone Classifier 1 9 , 000 1 9 , 000 Ball Mill 6 x 6 1 0 0 , 000 100 , 000 Secondary Ball Mill 1 5 , 000 1 5 , 000 4 Conditioning Tanks 7 5 , 000 30 0 , 000 5 Storage Tanks (various solutions) l 0 , 000 5 0 , 000 2 Thickeners 5 0 , 000 1 0 0 , 000 2 Cleaner Float Cells 5 , 000 1 0 , 000 4 Rough Float Cells 1 , 000 4 , 000 Merrill Crowe Zince Precipitation Plant 10 0 , 000 1 0 0 , 000 1 Reagent Plant , Pumps & Others 5 5 , 000 55 , 000 l Electrical Distribution Panels 2 5 , 000 2 5 , 000 3 Crushed Ore Bins 2 0 , 000 6 0 , 000 2 Explosive Bunkers 1 5 , 000 3 0 , 000 3 Pneumatic air hammers/blasters 5 , 000 1 5 , 000 6 Mjsc Conveyors 1 1 0 , 000 l Spiral Classifier 9 , 000 9 , 000 l Magnetic Separator 1 4 , 000 1 4 , 000 Diester Table 4 , 500 4 , 500 Gemini Table 3 , 500 3 , 500 Misc . Piping 2 2 , 000 Misc . Filters 18 , 000 Water Storage Tanks 29,000 Total $976 , 000 $ 1 , 543 , 000 2 Diesel fueled generators * Information taken from available list and may not validate mfg or SNs and some equipment noted may not still be available or usable .